Exhibit 21.1
ATMEL CORPORATION SUBSIDIARIES
The following are the subsidiaries of Atmel Corporation:
ACP Test Company, Inc., a Philippine company
APT Property Investments, Inc., a Philippine company
Atmel Asia Limited, a Hong Kong company
Atmel Automotive GmbH, a German company
Atmel B.V., a Dutch company
Atmel Europe, a French company
Atmel France SAS, a French company
Atmel FR SARL, a French company
Atmel FSC, Inc., a Barbadian company
Atmel Hellas S.A., a Greek company
Atmel Holdings, Inc., a California corporation
Atmel Irving, LLC, a California limited liability company
Atmel Italia SRL, an Italian company
Atmel Japan K.K., a Japanese company
Atmel Korea Ltd., a Korean company
Atmel LVSI LLC, a Delaware limited liability company
Atmel Management Pte. Ltd., a Singapore company
Atmel Munich GmbH, a German company
Atmel Nantes SAS, a French company
Atmel Nederland B.V., a Dutch company
Atmel Nordic AB, a Swedish company
Atmel North Tyneside Limited, a United Kingdom company
Atmel Norway AS, a Norwegian company
Atmel OY, a Finnish company
Atmel R&D India Private Limited, an Indian company
Atmel Research, a Cayman Islands Company
Atmel Roma SRL, an Italian company
Atmel Rousset S.A.S., a French company
Atmel San Jose, LLC, a California limited liability company
Atmel SARL, a Swiss company
Atmel Semiconductor Technology (Shanghai) Ltd., a Chinese company
Atmel Singapore Pte. Ltd., a Singaporean company
Atmel Smart Card ICs Limited, a United Kingdom company
Atmel Switzerland SARL, a Swiss company
Atmel Taiwan Limited, a Taiwanese company
Atmel Texas L.P., a Texas limited partnership
Atmel U.K. Holdings, Ltd., a United Kingdom company
Atmel U.K. Limited, a United Kingdom company
Digital Research in Electronics, Acoustics, and Music S.A.S., a French company
Facility Service GmbH, a German company
QRG EBT Nominees Limited, a United Kingdom company
QRG Limited, a United Kingdom company
Quantum Research Group Limited, an Irish company
Temic Semiconductor Test Inc., a Philippine company
TSPIC Corporation, a Philippine company